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                                  EXHIBIT 10.8

                     Lease Agreement for the ADIC Buildings

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                              INDUSTRIAL/WAREHOUSE
                                 LEASE AGREEMENT




                             OPUS NORTHWEST, L.L.C.,
                                  AS LANDLORD,


                                       AND


                    ADVANCED DIGITAL INFORMATION CORPORATION,
                                   AS TENANT.








                             OPUS CENTER AT COMPARK
                            DOUGLAS COUNTY, COLORADO

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                                Table of Contents

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DEFINITIONS .......................................................................    1

BASIC TERMS .......................................................................    1

Article 1   LEASE OF PREMISES AND LEASE TERM.......................................    3

    1.1     Premises...............................................................    3
    1.2     Term, Delivery and Commencement........................................    3

            1.2.1    Commencement and Expiration of Term...........................    3
            1.2.2    Tender of Possession..........................................    4
            1.2.3    Commencement Date Memorandum..................................    4
            1.2.4    Access Prior to Substantial Completion........................    5

    1.3     Tenant's Renewal Options...............................................    5

            1.3.1    Renewal Terms.................................................    5
            1.3.2    Market Rental Rate............................................    5
            1.3.3    Limitation on Tenant's Rights.................................    6

Article 2   RENTAL AND OTHER PAYMENTS..............................................    7

    2.1     Basic Rent.............................................................    7
    2.2     Additional Rent........................................................    7
    2.3     Delinquent Rental Payments.............................................    7
    2.4     Independent Obligations................................................    8

Article 3   PROPERTY EXPENSES......................................................    8

    3.1     Payment of Property Expenses...........................................    8
    3.2     Estimation of Property Expenses........................................    8
    3.3     Payment of Estimated Property Expenses.................................    8
    3.4     Confirmation of Property Expenses......................................    8
    3.5     Personal Property Taxes................................................    9
    3.6     Rights to Contest Property Taxes.......................................    9
    3.7     Rent Tax...............................................................    9

Article 4   USE....................................................................    9

    4.1     Permitted Use..........................................................    9
    4.2     Acceptance of Premises.................................................   10
    4.3     Increased Insurance....................................................   10
    4.4     Laws/Property Rules....................................................   10
    4.5     Common Area............................................................   10

Article 5   HAZARDOUS MATERIALS....................................................   11

    5.1     Compliance with Hazardous Materials Laws...............................   11
    5.2     Notice of Actions......................................................   11
    5.3     Disclosure and Warning Obligations.....................................   12
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                               TABLE OF CONTENTS
                                  (continued)
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    5.4    Tenant's Indemnification...............................................   12
    5.5    Landlord's Indemnification.............................................   12
    5.6    Discovery of Hazardous Materials.......................................   12

Article 6  SERVICES AND UTILITIES.................................................   13

Article 7  MAINTENANCE AND REPAIR.................................................   13

    7.1    Landlord's Obligations.................................................   13
    7.2    Tenant's Obligations...................................................   14

           7.2.1   Maintenance of Premises........................................   14
           7.2.2   Tenant Damage..................................................   14
           7.2.3   Alterations Required by Laws...................................   15
           7.2.4   Notice to Landlord.............................................   15

Article 8  CHANGES AND ALTERATIONS................................................   15

    8.1    Landlord Approval......................................................   15
    8.2    Tenant's Responsibility for Cost and Insurance.........................   16
    8.3    Construction Obligations and Ownership.................................   16
    8.4    Liens..................................................................   16
    8.5    Indemnification........................................................   17

Article 9  RIGHTS RESERVED BY LANDLORD............................................   17

    9.1    Landlord's Entry.......................................................   17
    9.2    Control of Property....................................................   17
    9.3    Right to Cure..........................................................   18

Article 10 INSURANCE..............................................................   18

    10.1   Tenant's Insurance.....................................................   18

           10.1.1  Liability Insurance............................................   18
           10.1.2  Property Insurance.............................................   18
           10.1.3  Other Insurance................................................   19

    10.2   Landlord's Insurance Obligations.......................................   19

           10.2.1  Property Insurance.............................................   19
           10.2.2  Liability Insurance............................................   19

    10.3   Waivers and Releases of Claims and Subrogation.........................   19

           10.3.1  Tenant's Waiver and Release....................................   19
           10.3.2  Landlord's Waiver and Release..................................   20
           10.3.3  Limitation on Waivers of Claims................................   20

    10.4   Tenant's Failure to Insure.............................................   20
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                                TABLE OF CONTENTS
                                  (continued)

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    10.5    No Limitation...............................................................    20
    10.6    Tenant's Indemnification..............................  ....................    20

Article 11  DAMAGE OR DESTRUCTION.......................................................    21

    11.1    Tenantable Within 165 Days..................................................    21
    11.2    Not Tenantable Within 165 Days..............................................    21
    11.3    Property Substantially Damaged..............................................    21
    11.4    Insufficient Proceeds.......................................................    21
    11.5    Landlord's Repair; Rent Abatement...........................................    22
    11.6    Rent Abatement if Lease Terminates..........................................    22
    11.7    Payment of Deductible.......................................................    22
    11.8    Exclusive Casualty Remedy...................................................    22
    11.9    Notice to Landlord..........................................................    22

Article 12  EMINENT DOMAIN..............................................................    23

    12.1    Termination of Lease........................................................    23
    12.2    Landlord's Repair Obligations...............................................    23
    12.3    Tenant's Participation......................................................    23
    12.4    Exclusive Taking Remedy.....................................................    24

Article 13  TRANSFERS...................................................................    24

    13.1    Restriction on Transfers....................................................    24
    13.2    Costs.......................................................................    24
    13.3    Landlord's Consent Standards................................................    24
    13.4    Transfers to Affiliates.....................................................    25

Article 14  DEFAULTS; REMEDIES..........................................................    25

    14.1    Events of Default...........................................................    25

            14.1.1     Failure to Pay Rent...............................................   25
            14.1.2     Failure to Perform................................................   25
            14.1.3     Misrepresentation.................................................   26
            14.1.4     Other Defaults....................................................   26

    14.2    Remedies.....................................................................   26

            14.2.1     Termination of Tenant's Possession/Re-entry and Reletting
                       Right.............................................................   27
            14.2.2     Termination of Lease..............................................   27
            14.2.3     Present Worth of Rent.............................................   28
            14.2.4     Other Remedies....................................................   28

    14.3    Costs........................................................................   28
    14.4    Waiver and Release by Tenant.................................................   28
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                               TABLE OF CONTENTS
                                  (Continued)
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         14.5  Landlord's Default.......................................................................    28
         14.6  No Waiver................................................................................    29

ARTICLE 15     CREDITORS; ESTOPPEL CERTIFICATES.........................................................    29

         15.1  Subordination............................................................................    29
         15.2  Attornment...............................................................................    29
         15.3  Mortgagee Protection Clause..............................................................    29
         15.4  Estoppel Certificates....................................................................    30

               15.4.1   Contents........................................................................    30
               15.4.2   Failure to Deliver..............................................................    30

ARTICLE 16     SURRENDER; HOLDING OVER..................................................................    30

         16.1  Surrender of Premises....................................................................    30
         16.2  Holding Over.............................................................................    31

ARTICLE 17     ADDITIONAL PROVISIONS....................................................................    31

         17.1  Initial Improvements.....................................................................    31

               17.1.1   Landlord's Construction Obligations.............................................    31
               17.1.2   Base Building Design Process....................................................    31
               17.1.3   Base Building Construction......................................................    32
               17.1.4   Leasehold Improvements Design Process...........................................    32
               17.1.5   Tenant's Cost Proposal..........................................................    33
               17.1.6   Construction of Leasehold Improvements; Payment of Tenant's Cost................    33
               17.1.7   Change Orders...................................................................    33
               17.1.8   Tenant's Representatives........................................................    34
               17.1.9   Punch List......................................................................    34
               17.1.10  Construction Warranty...........................................................    34

ARTICLE 18     MISCELLANEOUS PROVISIONS.................................................................    34

         18.1  Notices..................................................................................    34
         18.2  Transfer of Landlord's Interest..........................................................    35
         18.3  Successors...............................................................................    35
         18.4  Captions and Interpretation..............................................................    35
         18.5  Relationship of Parties..................................................................    35
         18.6  Entire Agreement; Amendment..............................................................    35
         18.7  Severability.............................................................................    35
         18.8  Limited Liability........................................................................    36
         18.9  Survival.................................................................................    36
         18.10 Attorneys' Fees..........................................................................    36
         18.11 Brokers..................................................................................    36
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                                TABLE OF CONTENTS
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         18.12   Tenant's Waiver...........................................................................   36
         18.13   Governing Law.............................................................................   37
         18.14   Time is of the Essence....................................................................   37
         18.15   Joint and Several Liability...............................................................   37
         18.16   No Accord and Satisfaction................................................................   37
         18.17   Tenant's Authority........................................................................   37
         18.18   Force Majeure.............................................................................   37
         18.19   Financial Statements......................................................................   38
         18.20   Quiet Enjoyment...........................................................................   38
         18.21   No Recording..............................................................................   38
         18.22   Nondisclosure of Lease Terms..............................................................   38
         18.23   Construction of Lease and Terms...........................................................   38

EXHIBIT "A"      DEFINITIONS.................................................................................A-1

EXHIBIT "B"      LEGAL DESCRIPTION OF THE LAND...............................................................B-1

EXHIBIT "C"      FLOOR PLAN..................................................................................C-1

EXHIBIT "D"      COMMENCEMENT DATE MEMORANDUM................................................................D-1

EXHIBIT "E"      PROPERTY RULES..............................................................................E-1

EXHIBIT "F"      BASE BUILDING SPECIFICATIONS................................................................F-1

EXHIBIT "G"      PERMITTED ENCUMBRANCES......................................................................G-1

EXHIBIT "H"      ESTIMATED TENANT'S COST.....................................................................H-1
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                                        v

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                      INDUSTRIAL/WAREHOUSE LEASE AGREEMENT

         This Industrial/Warehouse Lease Agreement is made and entered into as of the Effective Date by and between Opus Northwest, L.L.C., a Delaware limited liability company, as Landlord, and Advanced Digital Information Corporation, a Washington corporation, as Tenant.

                                   DEFINITIONS

         Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A."

                                   BASIC TERMS

         The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1. Premises and Building: All of the rentable area within the Building, consisting of approximately 148,204 rentable square feet as depicted on EXHIBIT "C." The Building is located at 8560 Upland Drive, Parker, Colorado 80134. The Building will consist of the following: the West Building, which has been constructed as of the Effective Date and contains approximately 64,327 rentable square feet; the East Building, which Landlord will construct in accordance with the terms of this Lease and will also contain approximately 64,327 rentable square feet; and the Connector, which Landlord will also construct in accordance with the terms of this Lease, will connect the West Building and the East Building and will contain approximately 19,550 rentable square feet.

2. Term: The period beginning on the Commencement Date and ending on (i) if the Commencement Date is the first day of a month, the 10th anniversary of the last day of the month immediately preceding the month in which the Commencement Date occurs; or (ii) if the Commencement Date is not the first day of a month, the 10th anniversary of the last day of the month in which the Commencement Date occurs.

         Renewal Terms:  Two five-year periods.

3.       Projected Commencement Date:  November 30, 2001.

4. Basic Rent: During the first Lease Year, Basic Rent will be payable at the rate of $8.25 per rentable square foot of the Premises per year. The rate at which Basic Rent will be payable for each subsequent Lease Year of the initial Term will be 102% of the rate for the preceding Lease Year. During the first Lease Year of each Renewal Term, the rate of Basic Rent will be as determined pursuant to Section 1.3.2. The rate at which Basic Rent will be payable for each subsequent Lease Year of each Renewal Term will be 102.5% of the rate for the preceding Lease Year.

5. Permitted Use: General office, research and development, wholesale sales, manufacturing and warehouse use.

6. Leasehold Improvements Allowance: $2,300,000, provided that if the rentable area of the Premises as finally determined pursuant to Section
         1.1 is less than 147,500 square feet, then the Leasehold Improvements Allowance will be reduced by $15.60 for each square foot that such rentable area is less than 147,500 square feet.

7.       Rent Payment Address:   Opus Property Management
                                 1855 Blake Street, Suite 200
                                 Denver, Colorado  80202
                                 Attn:  Property Manager - Compark
                                 Telephone:  303-297-3700
                                 Facsimile:  303-297-3300

8.       Address of Landlord
         for Notices:            Opus Northwest, L.L.C.
                                 1855 Blake Street, Suite 200
                                 Denver, Colorado  80202
                                 Attn:  John M. Shaw
                                 Telephone:  303-297-3700
                                 Facsimile:  303-297-3300

         With a copy to:         Opus Corporation
                                 10350 Bren Road West
                                 Minnetonka, Minnesota  55343
                                 Attn:  Legal Department
                                 Telephone:  (952) 656-4606
                                 Facsimile:  (952) 656-4814

9.       Address of Tenant
         for Notices:            Advanced Digital Information Corporation
                                 P.O. Box 97057
                                 Redmond, Washington  98073-9757
                                 Attn:  John Gacek
                                 Telephone:  (425) 895-3187
                                 Facsimile:  (425) 881-2296

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     With a copy to:   Advanced Digital Information Corporation
                       P.O. Box 97057
                       Redmond, Washington 98073-9757
                       Attn: General Counsel
                       Telephone: (425)895-3443
                       Facsimile: (425)881-2296

10. Broker(s): C.B. Richard Ellis, Inc. (representing Landlord) and Grubb & Ellis Company (representing Tenant).

                                   ARTICLE 1
                        LEASE OF PREMISES AND LEASE TERM

     1.1 Premises. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The approximate sizes of the Premises and Building are set forth in the Basic Terms. Pending measurement as provided below, those figures will be used for determining Rent. Upon Substantial Completion of the Premises, the rentable area of the Premises (which will also be the rentable area of the Building) will be determined in accordance with the procedure set forth in this Section 1.1. The rentable area so determined will be specified in the Commencement Date Memorandum. Landlord's architect will measure the Premises and calculate the rentable area thereof, and Landlord will provide Tenant with written notice of such measurement. In the event Tenant does not agree with the measurement of Landlord's architect, Tenant will notify Landlord in writing within 15 days after receipt of Landlord's notice that it elects to have the rentable area of the Premises measured by its architect. In the event a dispute arises concerning the measurement the Premises or calculation of rentable area, it will be submitted to an independent arbiter for resolution. For purposes of this Section 1.1, the "independent arbiter" will be a practicing architect with at least 10 years experience and membership in the American Institute of Architects ("AIA") who has not been employed by either party or any affiliate of either party, and "rentable area" will be determined in accordance with the current standard of the Building Owners and Managers Association International. The independent arbiter will be appointed by the president of the AIA chapter in the locality where the Premises are located. Either Landlord or Tenant may apply for appointment of the independent arbiter, and each party will pay one-half of the expenses of the independent arbiter. Landlord and Tenant agree that such measurement by the independent arbiter will conclusively establish the size of the Premises (and the Building) for determining Rent and for all other purposes under this Lease.

     1.2 Term, Delivery and Commencement.

         1.2.1 Commencement and Expiration of Term. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the

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Commencement Date and expires on the last day of the last calendar month of the
Term.

                  1.2.2 Tender of Possession. Landlord will use commercially reasonable efforts to achieve Substantial Completion and tender possession of the Premises to Tenant on or before the Projected Commencement Date. If Landlord is unable to achieve Substantial Completion of the Premises on or before the Projected Commencement Date for any reason, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage; provided, however, that (i) the Commencement Date will be extended automatically by one day for each day of the period after the Projected Commencement Date to the day on which Substantial Completion of the Premises occurs, less any portion of that period attributable to Tenant Delay; (ii) Tenant will be entitled to one day's free Basic Rent for each day of the period after the Projected Commencement Date to the day on which Substantial Completion of the Premises occurs, less any portion of the period attributable to Tenant Delay or any Force Majeure event; (iii) if the number of days from the Projected Commencement Date to the day on which Substantial Completion of the Premises occurs, excluding any days of delay attributable to Tenant Delay or any Force Majeure Event, exceeds 30 days, then Tenant will be entitled to two days' free Basic Rent for each such day in excess of 30 days (and such two days' free Basic Rent will be in lieu of, and not in addition to, the one day's free Basic Rent described in clause (ii) above); and (iv) if Substantial Completion of the Premises does not occur within three months after the Projected Commencement Date (plus any period of delay caused by Tenant Delay or any Force Majeure event), Tenant will have the right to terminate this Lease by delivering written notice of termination to Landlord not more than 30 days after such tender deadline date. Upon a termination under clause (iv) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease. Such postponement of the commencement of the Term, free Basic Rent and termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to achieve Substantial Completion of the Premises by the Projected Commencement Date. If Landlord achieves Substantial Completion and delivers possession of the Premises to Tenant prior to the Projected Commencement Date, then Tenant may either accept such delivery (in which case such date will be the Commencement Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is no later than the Projected Commencement Date.

                  1.2.3 Commencement Date Memorandum. Promptly after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks properly completed. Within 10 days after receipt, and to the extent the Commencement Date Memorandum has been properly completed, Tenant will execute and deliver the Commencement Date Memorandum to Landlord, or make changes thereto necessary to include accurate information. If Tenant does not timely execute and deliver, or change and deliver, to Landlord such memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum that Landlord delivered to Tenant.

                  1.2.4 Access Prior to Substantial Completion. If Tenant so requests, Landlord will allow Tenant limited access to the Premises prior to Substantial Completion thereof to begin installing equipment, fixtures, and cabling and/or to properly coordinate such work with the construction of the Leasehold Improvements. Any such access will be subject to Landlord's prior consent, which consent will not be unreasonably withheld but may be conditioned on Tenant's work not interfering with the construction of the Leasehold Improvements. Any such use of the Premises is also subject to, and Tenant must comply with and observe, all applicable Laws and all other terms and conditions of this Lease, except that Tenant will not be obligated to pay Basic Rent or Additional Rent for Property Expenses until the Commencement Date. In no event may Tenant conduct business in the Premises during such early access period.

           1.3    Tenant's Renewal Options.

                  1.3.1 Renewal Terms. Subject to the terms and provisions of this Section 1.3, Tenant, at its option, may extend the Term of this Lease for one five-year period at the end of the initial Term (the "First Renewal Term") and, if Tenant exercises its option with respect to the First Renewal Term, for an additional five-year period at the end of the First Renewal Term (the "Second Renewal Term"). The First Renewal Term and the Second Renewal Term are individually referred to herein as a "Renewal Term." To exercise each such option, Tenant must deliver written notice of the exercise thereof (a "Renewal Notice") to Landlord no later than nine months prior to the expiration of (i) the initial Term, in the case of Tenant's option with respect to the First Renewal Term, or (ii) the First Renewal Term, in the case of Tenant's option with respect to the Second Renewal Term. During each Renewal Term, all of the terms and provisions of this Lease will apply, except that (1) after the Second Renewal Term there will be no further right of renewal; and (2) the Basic Rent payable for each month of the first Lease Year of each Renewal Term will be 1/12 of the amount obtained by multiplying the Market Rental Rate in effect at the time Tenant delivers its Renewal Notice with respect to such Renewal Term (determined as set forth below) by the rentable area of the Premises (and the annual rate at which Basic Rent is payable during each subsequent Lease Year of each Renewal Term will be increased by 2.5% of the prior Lease Year's rate in accordance with the provisions of Section 2.1).

                  1.3.2 Market Rental Rate. As used herein, "Market Rental Rate" means a rental rate per square foot of rentable area per year equal to the prevailing renewal term rental rate then being obtained by landlords of buildings comparable to the Building in the market area of southeast suburban Denver in which the Building is located under leases of comparable space for a comparable term (the "Comparable Transactions"); provided, however, in no event will the Market Rental Rate for any Renewal Term be less than the annual rate at which Basic Rent was payable by Tenant for the immediately preceding Lease Year of the Term. Landlord and Tenant will, for a period of 30 days from and after the date on which Tenant delivers its Renewal Notice, meet with each other and negotiate in good faith to agree upon the then-current Market Rental Rate acceptable to both parties. If the parties are unable to agree upon the Market Rental Rate during such 30-day period, then, Landlord will, within seven days after the expiration of such 30-day period, deliver to Tenant a written determination of the Market Rental Rate as determined by Landlord ("Landlord's Determination"). Tenant will have 14 days from the date of Landlord's delivery of Landlord's Determination to notify Landlord of Tenant's acceptance of Landlord's Determination or deliver to Landlord Tenant's written determination of the Market Rental Rate ("Tenant's Determination"). If Tenant does not deliver Tenant's Determination to Landlord within such 14-day period, Tenant will be deemed to have accepted Landlord's Determination and the rental rate set forth in Landlord's Determination will be the Market Rental Rate. If Tenant does deliver Tenant's Determination within such 14-day period, then Landlord and Tenant will have an additional 10 days from the date of delivery of Tenant's Determination to negotiate a Market Rental Rate acceptable to both Landlord and Tenant. If no agreement can be reached as to the Market Rental Rate within such 10-day period, then within seven days after such 10-day period expires, Landlord and Tenant will mutually appoint a commercial leasing broker that has at least 10 years full-time experience in the market area. If Landlord and Tenant are unable to mutually agree on a broker, either of the parties to this Lease, after giving five days prior notice to the other party, may apply to the then president of the Denver Board of Realtors for the selection of a broker who meets the foregoing qualifications, which selection will be made within three days. The broker selected by the president of the Board of Realtors will be a person who has not previously acted in any capacity for either party and who meets the foregoing experience qualifications. The broker will, within 10 days of his or her appointment, review Landlord's Determination and Tenant's Determination of the Market Rental Rate and such other information as he or she deems necessary and will determine whether Landlord's Determination or Tenant's Determination of the Market Rental Rate is more reasonable. The broker will immediately notify the parties of his or her determination. The Market Rental Rate determined by Landlord or Tenant and selected as the more reasonable by the broker will be the Market Rental Rate used to determine the Basic Rent for the subject Renewal Term. Each of the parties will bear 1/2 the cost of the broker.

                  1.3.3 Limitation on Tenant's Rights. Tenant will have no right to extend the Term and a Renewal Notice will be ineffective if an Event of Default exists at the time such notice is given or at the commencement of the subject Renewal Term. Any termination of this Lease terminates all rights under this Section 1.3. Any assignment of this Lease or subletting by Tenant of the Premises terminates the options to extend the Term set forth in this Section 1.3 unless such assignment or subletting is expressly permitted pursuant to Section
13.4 or unless Landlord consents to the contrary in writing at the time of such assignment or subletting.

                                   ARTICLE 2
                            RENTAL AND OTHER PAYMENTS

     2.1 Basic Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Basic Rent according to the following provisions: (i) Basic Rent during the first Lease Year of the initial Term will be payable in monthly installments in an amount equal to 1/12 of the amount obtained by multiplying the rate of Basic Rent for the first Lease Year set forth in the Basic Terms by the number of square feet of rentable area of the Premises; (ii) Basic Rent during each subsequent Lease Year of the initial Term will be payable in monthly installments in an amount equal to 1/12 of the amount obtained by multiplying 102% of the rate of Basic Rent for the preceding Lease Year by the number of square feet of rentable area of the Premises; (iii) Basic Rent during the first Lease Year of each Renewal Term with respect to which Tenant exercises its option will be payable in monthly installments in an amount equal to 1/12 of the amount obtained by multiplying the Market Rental Rate determined for such Renewal Term pursuant to Section 1.3.2 by the number of square feet of rentable area of the Premises; and (iv) Basic Rent during each subsequent Lease Year of each Renewal Term with respect to which Tenant exercises its option will be payable in monthly installments in an amount equal to 1/12 of the amount obtained by multiplying 102.5% of the rate of Basic Rent for the preceding Lease Year by the number of square feet of rentable area of the Premises. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term. Tenant will make all Basic Rent payments to Landlord at the Rent Payment Address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

     2.2 Additional Rent. Article 3 of this Lease requires Tenant to pay Property Expenses as Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all such payments in accordance with Section 3.3 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease within 30 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

     2.3 Delinquent Rental Payments. If Tenant does not pay any installment of Basic Rent or any Additional Rent within five Business Days after the date the payment is due, Tenant will pay Landlord a late payment charge equal to five percent of the amount of the delinquent payment. Further, if Tenant does not pay any installment of Basic Rent or any Additional Rent within 30 days after the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such charges will be considered Additional Rent and Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

     2.4 Independent Obligations. Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

                                   ARTICLE 3
                                PROPERTY EXPENSES

     3.1 Payment of Property Expenses. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Property Expenses for each calendar year of the Term. Landlord will prorate Property Expenses for the calendar year in which this Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

     3.2 Estimation of Property Expenses. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Property Expenses, and (b) the annual and monthly Additional Rent attributable to Property Expenses. Landlord may re-estimate Property Expenses from time to time during the Term, but in no event more than once in any Lease Year. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Property Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

     3.3 Payment of Estimated Property Expenses. Tenant will pay the amount Landlord estimates as Property Expenses under Section 3.2 in equal monthly installments, in advance, commencing on the Commencement Date and thereafter on the first day of each and every calendar month during the Term. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Property Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

     3.4 Confirmation of Property Expenses. After the end of each calendar year within the Term, Landlord will determine the actual amount of Property Expenses for the expired calendar year and deliver to Tenant a written statement of such amount, together with copies of Landlord's invoices for the Property Taxes and insurance premiums that constitute such Property Expenses. If Tenant paid less than the actual amount of Property Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner described in Section
2.2. If Tenant paid more than the actual amount of Property Expenses specified in the statement, Landlord will, at Landlord's option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent; provided, however, if at the time of such determination the Term of this Lease has expired, Landlord will immediately refund the excess amount to Tenant. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this section.

     3.5 Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant's Personal Property. Tenant will use all reasonable efforts to have Tenant's Personal Property taxed separately from the Property. If any of Tenant's Personal Property is taxed with the Property, Tenant will pay the taxes attributable to Tenant's Personal Property to Landlord as Additional Rent.

     3.6 Rights to Contest Property Taxes. Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. If Landlord elects not to contest, then Tenant may elect to contest and Landlord agrees to cooperate in this effort at no cost to Landlord. If Property Taxes are reduced (or if a proposed increase is avoided or reduced) because Property Taxes are contested, Landlord may include in its computation of Property Taxes the reasonable costs and expenses incurred by it in connection with such contest, including without limitation reasonable attorney's fees, up to the amount of any Property Tax reduction obtained in connection with the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be.

     3.7 Rent Tax. Tenant will pay to Landlord all Rent Tax, if any, due in connection with this Lease or the payment of Rent hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Rent made by Tenant to Landlord under this Lease.

                                    ARTICLE 4
                                       USE

     4.1 Permitted Use. Tenant will use the Premises only for the permitted use specified in the Basic Terms and may not use the Premises for any other purposes. Tenant will not use the Property or permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (d) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (e) constitute a public or private nuisance or waste. Landlord's execution of this Lease conclusively establishes Landlord's acknowledgement that Tenant's use of the Premises for the permitted use specified in the Basic Terms, assuming such use includes only Tenant's product line and method of operation existing as of the Effective Date, will not, in and of itself, constitute a violation of the terms of this Section 4.1. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises. Tenant will not vacate or abandon the Premises prior to 60 days before the expiration of the Term without Landlord's prior written consent.

     4.2 Acceptance of Premises. Except for the Warranty Terms, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose. Subject to the Warranty Terms and any punch-list items not completed prior to occupancy, Tenant's occupancy of the Premises conclusively establishes Tenant's acceptance of the Premises, the Building and the Property in an "AS IS - WHERE IS" condition.

     4.3 Increased Insurance. Tenant will not do or permit to be done on the Premises and/or the Property anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises or use of the Property. Tenant, at Tenant's sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function, of which Landlord provides Tenant written notice. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this section.

     4.4 Laws/Property Rules. This Lease is subject and subordinate to all Laws. A copy of the current Property Rules is attached to this Lease as EXHIBIT "E." Landlord may revise the Property Rules from time to time in Landlord's reasonable discretion, so long as such revisions do not conflict with the terms and conditions of this Lease.

     4.5 Common Area. Landlord grants Tenant the non-exclusive right, together with the other occupants of the Property, if any, and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord may, at Landlord's sole and exclusive discretion, make changes to the Common Area which do not interfere with Tenant's use and occupancy of the Premises for the permitted use set forth in the Basic Terms. Landlord's rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations,
(ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reasonable cause; (c) change the shape and size of the Common Area; (d) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (e) impose and revise Property Rules concerning use of the Common Area, including without limitation any parking facilities comprising a portion of the Common Area.

                                   ARTICLE 5
                               HAZARDOUS MATERIALS

     5.1 Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Materials to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability to Landlord under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord disclosing the nature and quantity of any Hazardous Materials located at the Premises and evidencing the legal and proper handling, storage and disposal of all Hazardous Materials kept at or removed or to be removed from the Premises and/or the Property. All such documentation will list Tenant or its agent as the responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord.

     5.2 Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant, to or from any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises and/or the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

     5.3 Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws arising from Tenant's use or occupancy of the Premises or Property are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit Landlord to report or warn.

     5.4 Tenant's Indemnification. Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) arising from Tenant's use or occupancy of the Premises or Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring response, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above;
(c) the value of any loss of use and any diminution in value of the Property and adjacent and nearby properties, including groundwater; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this article survive the expiration or earlier termination of this Lease.

     5.5 Landlord's Indemnification. Landlord releases and will indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) caused by Landlord during the Term of this Lease. Landlord's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring response, detoxification or decontamination of the Tenant's improvements to the Property; (b) the actual costs to Tenant as a result of any closure, remediation or other required action in connection therewith as stated above; and (c) consultants' fees, experts' fees and response costs. The obligations of Landlord under this article survive the expiration or earlier termination of this Lease.

     5.6 Discovery of Hazardous Materials. In the event (i) Hazardous Materials are discovered upon the Property, (ii) Landlord has been given written notice of the discovery of such Hazardous Materials, and (iii) neither Tenant, pursuant to
Section 5.4 above, nor Landlord, pursuant to Section 5.5 above, is obligated to pay the cost of taking such action with respect to such Hazardous Materials as is necessary to bring the Property into compliance with Hazardous Materials Laws (the "Remedial Action"), then in that event Landlord may voluntarily (but will not be obligated to) agree with Tenant to take the Remedial Action at Landlord's sole cost. If Landlord fails to notify Tenant in writing within 30 days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends voluntarily to take the Remedial Action at

Landlord's sole cost, then Tenant may (A) take the Remedial Action at Tenant's sole cost, or (B) provided that such Hazardous Materials materially endanger persons or property in, on or about the Premises or materially interfere with Tenant's use and enjoyment of the Premises, terminate this Lease on not less than 90 days' prior written notice to Landlord (provided further, however, that if Landlord, within 30 days after Tenant's delivery of such a notice of termination notifies Tenant that Landlord will take the Remedial Action at Landlord's sole cost, then Tenant's notice of termination will be deemed null and void and this Lease will remain in full force and effect).

                                   ARTICLE 6
                             SERVICES AND UTILITIES

     Tenant is solely responsible for obtaining all services and utilities Tenant desires in connection with Tenant's use and occupancy of the Premises. Tenant is also solely responsible for paying directly to the applicable service or utility companies, prior to delinquency, all charges of every nature, kind or description for services and utilities furnished to the Premises or chargeable against the Premises (including, without limitation, charges imposed by any utility or service company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises), including all charges for water, sewage, heat, gas, light, garbage and rubbish removal, electricity, telecommunications, cable, steam, power, or other public or private utilities and services and any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utilities and services. Notwithstanding the foregoing, Landlord will install all utility connections as required by the Base Building Plans or Leasehold Improvement Plans prior to the Commencement Date. No interruption in, or temporary stoppage of, any utility or service to the Premises is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligations under this Lease, render Landlord liable for damages or entitle Tenant to any Rent abatement; provided, however, if such interruption is caused by the gross negligence or willful misconduct of Landlord and continues for a period in excess of 72 hours, Tenant will be entitled to an abatement of Rent for such period of interruption if the Premises are rendered untenantable thereby.

                                   ARTICLE 7
                             MAINTENANCE AND REPAIR

     7.1 Landlord's Obligations. Landlord, at its sole cost and expense (except as provided in Section 7.2.2): (a) will keep and maintain in good order, condition and repair, reasonable wear and tear excepted, the structural elements of the Building, including the foundations, structural components of the walls and structural columns and beams; and (b) will perform all required capital repairs and replacement of the roof of the Building (it being agreed for purposes hereof that a "capital" repair or replacement is one having a cost of $5,000 or more), provided that if Landlord is denied coverage under its roof warranty for any required capital repair or replacement due to Tenant's failure to perform its maintenance obligations with respect to the roof set forth in Section 7.2.1, then Tenant will pay for the cost of such capital repair or replacement to the extent that such cost would otherwise have been covered by such warranty. Landlord will also perform any repairs or replacements to the Premises or Property necessitated by Casualty, subject to the provisions of
Article 11 (Damage and Destruction). Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Landlord's performance of its obligations under this Section 7.1, unless and to the extent that Landlord's performance of its obligations unreasonably disturbs Tenant's use and occupancy of the Premises.

     7.2  Tenant's Obligations.

          7.2.1 Maintenance of Premises. Except for Landlord's obligations described in Section 7.1, Tenant, at its sole cost and expense, will keep and maintain the Premises, Common Area and Property in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear, and Taking excepted. Tenant's obligations under this section include, without limitation, maintenance and non-capital repairs of the roof of the Building (including such periodic maintenance as is required to maintain in full force and effect Landlord's roof warranty) and maintenance and repair (including replacements) of all: (a) non-structural interior and exterior portions, systems and equipment;
(b) interior and exterior surfaces of exterior walls; (c) interior moldings, partitions and ceilings; (d) flooring materials; (e) windows, plate glass, and doors; (f) electrical, lighting, mechanical, plumbing, heating and air conditioning systems, facilities, fixtures and components serving the Premises;
(g) landscaping and landscaped areas (including, without limitation, irrigation, mowing, trimming and replacement of dead or diseased vegetation); and (h) exterior paved surfaces, parking areas, drive aisles and walkways. Any repairs or replacements performed by Tenant must be at least equal in quality and workmanship to the original work and be in accordance with all Laws. Tenant will at all times and at Tenant's sole cost and expense keep a preventative maintenance and repair contract in force and effect for the heating, air conditioning and ventilation system serving the Premises. Such contract (including without limitation the schedule and scope of services provided and the identity and capabilities of the contractor) must be acceptable to Landlord in Landlord's reasonable discretion. Tenant will not commit any nuisance or waste in, on or about the Premises or the Property.

          7.2.2 Tenant Damage. Notwithstanding anything to the contrary in
Section 7.1 or elsewhere in this Lease, if any Tenant Damage occurs Landlord may, at Landlord's option and in Landlord's sole discretion, require Tenant to
(a) pay to or reimburse Landlord for the actual reasonable cost of any repairs or replacements necessitated by such Tenant Damage which are performed by Landlord, and/or (b) perform, at Tenant's sole cost and expense, any repairs or replacements necessitated by such Tenant Damage which are not performed by Landlord. Tenant is liable to Landlord for all Claims arising from Tenant Damage. "Tenant Damage" means any loss, destruction or damage to the Premises, Property or Landlord's Personal Property caused by (a) any misuse, abuse, neglect, improper maintenance, or unauthorized modifications or Alterations to the extent caused or permitted by Tenant; (b) any negligent, careless, reckless or intentionally wrongful acts, omissions or conduct of Tenant; or (c) any waste or excessive or unreasonable wear and tear to the extent caused or permitted by Tenant.

          7.2.3 Alterations Required by Laws. If any governmental authority requires any Alteration to the Property or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant (excluding the initial Leasehold Improvements to be constructed or installed by Landlord pursuant to Section 17.1) or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

          7.2.4 Notice to Landlord. If Tenant believes any maintenance or repair Landlord is obligated under Section 7.1 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under Section 7.1 with respect to any maintenance or repair, the need for which it does not know, unless Tenant has provided such timely written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair.

                                   ARTICLE 8
                             CHANGES AND ALTERATIONS

     8.1 Landlord Approval. Tenant will not make any Structural Alterations. Tenant will not make any other Alterations, unless the cost of such Alterations is less than $25,000, without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord fails to respond to Tenant's request for consent to Alterations within seven Business Days, then Landlord will be deemed to have approved the Alterations. If Landlord approves the proposed Alterations, Tenant will, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, deliver to Landlord copies of all contracts, certificates of insurance and certified copies of all endorsements for the insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord has, in Landlord's reasonable discretion, provided Landlord's written approval of the foregoing deliveries; provided, if Landlord does not respond to such deliveries within seven Business Days, then Landlord will be deemed to have approved them. Tenant will construct all approved Alterations (or Alterations not requiring Landlord's approval) or cause all approved Alterations (or Alterations not requiring Landlord's approval) to be constructed (a) promptly by a contractor approved by Landlord in writing (provided that Landlord need not approve the contractor if the Alterations will cost less than $25,000), (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in a manner that will minimize interference with other tenants' use and enjoyment of the Property, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

     8.2 Tenant's Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all Alterations, including, without limitation, Landlord's actual out-of-pocket costs for review, inspection and engineering time up to a maximum of $1,000, and for any painting, restoring or repairing of the Premises or the Property necessitated by the Alterations. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount at least equal to the replacement value of the Alterations, and (c) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in clauses
(b) and (c) of this section must name Landlord and Landlord's lender and managing agent (if any) as additional insureds, specifically including completed operations.

     8.3 Construction Obligations and Ownership. Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request. All Alterations Tenant makes or installs (excluding Tenant's Personal Property) become the property of Landlord and a part of the Building immediately upon installation and, unless Landlord requires Tenant to remove the Alterations and notifies Tenant that removal will be required at the time the Alterations are approved, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

     8.4 Liens. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 15 days after such filing, does not release the same of record or provide Landlord with a bond or other security reasonably satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by

Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

     8.5 Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant in connection with Alterations.

                                   ARTICLE 9
                           RIGHTS RESERVED BY LANDLORD

     9.1 Landlord's Entry. Landlord and its authorized representatives may, subject to Tenant's right to require the execution of reasonable non-disclosure agreements, at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and, within the last nine months of the Term, tenants;
(c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord's rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Landlord's entry into the Premises as provided in this
Section 9.1 is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building.

     9.2 Control of Property. Landlord reserves the right to: (a) change the name or street address of the Building; (b) approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises; (c) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (d) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Property; and (e) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, Landlord is not responsible for the security of persons or property on or about the Property and Landlord is not and will not be liable in any way whatsoever for any criminal activity or any breach of security on or about the Property, except to the extent Landlord's gross negligence in maintaining control over Landlord's pass keys results in criminal activity or breaches in security.

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     9.3  Right to Cure. If either party fails to perform any of its obligations under this Lease and such failure continues beyond the applicable cure period set forth in Section 14.1.2, in the case of Tenant's failure to perform, or
Section 14.5, in the case of Landlord's failure to perform, the other party may, but is not obligated to, perform any such obligation on the non-performing party's part without waiving any rights based upon such failure and without releasing the non-performing party from any obligations hereunder. The non-performing party must pay to or reimburse the curing party for all expenditures reasonably made and obligations incurred by the curing party pursuant to this section, together with interest on such amounts from the date expended until the date reimbursed with interest at the Maximum Rate. Such obligations survive the termination or expiration of this Lease.

                                   ARTICLE 10
                                    INSURANCE

     10.1 Tenant's Insurance. Tenant will at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, maintain the insurance this Section 10.1 requires.

          10.1.1 Liability Insurance. Tenant will maintain commercial general liability insurance providing coverage at least as broad as the current ISO form on an "occurrence" basis, with minimum limits of $3,000,000 each occurrence and $3,000,000 general aggregate (which may include umbrella coverages). Tenant's liability insurance will (a) name Landlord and the other Landlord Parties as additional insureds with respect to all matters arising out of the occupancy or use of the Premises or Property by Tenant; (b) be primary to any other insurance maintained by the Landlord Parties; and (c) be placed and maintained with companies rated at least "A/VII" by A.M. Best Insurance Service. Such insurance may have a reasonable deductible but may not include self-insured retention in excess of $25,000. If Tenant's liability insurance is provided under a blanket policy, the above coverage limits must be made specifically applicable to the Premises on a "per location" basis. Tenant will deliver an ACORD Form 27 (or equivalent) certificate or other evidence of insurance satisfactory to Landlord
(i) prior to any use or occupancy of the Premises by Tenant, (ii) not later than 30 days prior to the expiration of any current policy or certificate, and (iii) at such other times as Landlord may reasonably request.

          10.1.2 Property Insurance. Tenant is not required by this Lease to maintain property insurance. Accordingly, Tenant's Personal Property is located at the Property at Tenant's sole risk, and except for Tenant's Unreleased Casualty Claims, Landlord is not liable for any Casualty to such property or for any other damage, theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as Tenant may desire for the protection of Tenant, its employees and invitees against any injury, loss, or damage to property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any Casualty or other occurrence at the Property. Tenant is also solely responsible for obtaining any insurance or other protection Tenant may desire with respect to any

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

Tenant Damage or Landlord's Unreleased Casualty Claims for which Tenant may be held responsible as provided elsewhere in this Lease.

          10.1.3 Other Insurance. If at the beginning of either Renewal Term for which Tenant exercises its option hereunder, insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Premises is located increase or otherwise change, Landlord may similarly change Tenant's insurance obligations under this Lease for such Renewal Term, provided that Landlord notifies Tenant of such change not later than 60 days after the commencement of the subject Renewal Term.

     10.2 Landlord's Insurance Obligations. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires.

          10.2.1 Property Insurance. Landlord will maintain insurance on the Property providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will cover the Leasehold Improvements installed in the Building but will not cover or be applicable to any of Tenant's Personal Property. In no event will the deductible on such property insurance exceed $50,000 without Tenant's prior consent.

          10.2.2 Liability Insurance. Landlord will maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord's option, Landlord's lender and some or all of the Landlord Parties, and does not protect Tenant or replace or supplement the liability insurance this Lease obligates Tenant to carry.

     10.3 Waivers and Releases of Claims and Subrogation.

          10.3.1 Tenant's Waiver and Release. To the fullest extent allowable under the Laws, and except for Tenant's Unreleased Casualty Claims, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of any Casualty to the Premises, Property or Tenant's Personal Property, and any resulting loss of use or business interruption, regardless whether such Casualty is caused by the negligent or intentional acts, omissions or misconduct of any person or entity (including Landlord or Tenant). Tenant will look only to any insurance coverage Tenant may elect to maintain (regardless whether Tenant actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Tenant is waiving, releasing and discharging under this Section 10.3.1.

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

Any property insurance Tenant maintains must permit or include a waiver of subrogation in favor of Landlord consistent with the provisions of this Section 10.3.1.

          10.3.2 Landlord's Waiver and Release. To the fullest extent allowable under the Laws, and except for Landlord's Unreleased Casualty Claims, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges the Tenant Parties from all Claims arising out of any Casualty to the Premises, Property or Landlord's Personal Property, and any resulting loss of use or business interruption, regardless whether such Casualty is caused by the negligent or intentional acts, omissions or misconduct of any person or entity (including Landlord or Tenant). Landlord will look only to any insurance coverage Landlord may elect to maintain (regardless whether Landlord actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Landlord is waiving, releasing and discharging under this Section
10.3.2. Any property insurance Landlord maintains must permit or include a waiver of subrogation in favor of Tenant consistent with the provisions of this
Section 10.3.2.

          10.3.3 Limitation on Waivers of Claims. The provisions of Sections
10.3.1 and 10.3.2 do not apply to or limit the rights and obligations of Landlord and Tenant under Article 5 (Hazardous Materials), Article 7 (Maintenance and Repair), or Article 11 (Damage and Destruction) of this Lease. Further, the provisions of Sections 10.3.1 and 10.3.2 apply only with respect to the Landlord Parties and the Tenant Parties and do not limit or waive, release or discharge any Claims that either Landlord or Tenant may have against any "third-party" person or entity (including without limitation any contractor, service provider, agent, licensee, or invitee which is not a Landlord Party or a Tenant Party) arising from any Casualty to the Premises, Property, Tenant's Personal Property or Landlord's Personal Property caused by any such third party.

     10.4 Tenant's Failure to Insure. If Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1, and if such failure is not cured by Tenant within 10 days of Landlord's request therefor, Landlord may, but is not obligated to, obtain such insurance for Landlord's benefit without waiving or releasing Tenant from any obligation contained in or default under this Lease. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord reasonably incurs in obtaining such insurance.

     10.5 No Limitation. Landlord's establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

     10.6 Tenant's Indemnification. Except for the Claims waived by Landlord in
Section 10.3.2, Tenant releases and will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any negligent act or omission or willful misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Premises, and (d) any accident, injury, occurrence or damage in, about or to any portion of the Property outside the Premises, except to the extent caused by Landlord's gross negligence.

                                   ARTICLE 11
                              DAMAGE OR DESTRUCTION

     11.1 Tenantable Within 165 Days. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord can make the Premises tenantable within 165 days after the date of the Casualty, then Landlord will notify Tenant of such determination within 30 days after the date of the Casualty. Landlord's notice will specify the anticipated date the Premises would be made tenantable. If, based upon such anticipated date, the repairs will take longer than 30 days and less than 12 months will remain in the Term upon completion, either Landlord or Tenant may elect to terminate this Lease by notifying the other within 15 days after the date of Landlord's notice, which termination will be effective 60 days after the date of such notice of termination.

     11.2 Not Tenantable Within 165 Days. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord cannot make the Premises tenantable within 165 days after the date of the Casualty, then Landlord will notify Tenant of such determination (including the anticipated date of restoration) within 30 days after the date of the Casualty. Landlord may, in such notice, terminate this Lease effective on the date 60 days after the date of Landlord's notice. If Landlord does not so terminate this Lease, and provided the Casualty was not caused by Tenant's willful misconduct, Tenant may terminate this Lease by notifying Landlord within 15 days after the date of Landlord's notice, which termination will be effective 60 days after the date of Tenant's notice.

     11.3 Property Substantially Damaged. If the Property is damaged or destroyed by any Casualty (regardless whether the Premises is affected) and the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the Casualty), then notwithstanding anything to the contrary in Sections 11.1 and 11.2, Landlord may, at Landlord's option, by notifying Tenant within 30 days after the Casualty, terminate this Lease effective on the date 60 days after the date of Landlord's notice.

     11.4 Insufficient Proceeds. If Landlord does not receive sufficient insurance proceeds (excluding the amount of any policy deductible) to repair all damage to the Premises or the Property caused by any Casualty, or if Landlord's lender does not allow Landlord to use sufficient proceeds to repair all such damage, then notwithstanding anything to the contrary in Sections 11.1, 11.2 and 11.3, Landlord may, at Landlord's option, by notifying Tenant within 30 days after the Casualty, terminate this Lease effective on the date 60 days after the date of Landlord's notice.

     11.5 Landlord's Repair; Rent Abatement. If this Lease is not terminated under Sections 11.1 through 11.4 following any Casualty, then Landlord will repair and restore the Premises and the Property to as near their condition prior to the Casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to Landlord's rights under Section 7.2.2 with respect to Tenant Damage). Basic Rent and Additional Rent for Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable. In no event is Landlord obligated to repair or restore any Alterations that have not been previously disclosed to and approved by Landlord, any special equipment or fixtures installed by Tenant, or any other Tenant's Personal Property.

     11.6 Rent Abatement if Lease Terminates. If this Lease is terminated under any of Sections 11.1 through 11.4 following any Casualty, then Basic Rent and Additional Rent for Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable until this Lease terminates.

     11.7 Payment of Deductible. Upon the occurrence of any Casualty and regardless of whether this Lease is terminated pursuant to the provisions of this Article 11, Tenant will pay to Landlord, as Additional Rent within 30 days after receipt of Landlord's invoice therefor, the amount of the deductible with respect to such Casualty under Landlord's property insurance policy.

     11.8 Exclusive Casualty Remedy. The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a Casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a Casualty) not specifically described in this Article 11.

     11.9 Notice to Landlord. If any Casualty to any portion of the Premises or Property occurs, Tenant will immediately provide written notice of such Casualty to Landlord. Unless Landlord knows of a Casualty, none of the obligations of Landlord under this Article 11 will be deemed to have arisen unless and until Landlord has received actual notice that the Casualty has occurred and has had a commercially reasonable time within which to respond to such notice. Tenant is liable to Landlord for any uninsured loss or other Claims Landlord incurs if (a) Tenant fails to timely report any Casualty to the Premises or (to the extent Tenant has actual knowledge thereof) the Property or Landlord's Personal Property to Landlord, (b) Landlord does not otherwise have actual knowledge of such Casualty, and (c) Tenant's failure to report such

Casualty to Landlord results in Landlord's property insurance carrier refusing to cover all or any portion of the loss.

                                   ARTICLE 12
                                 EMINENT DOMAIN

     12.1 Termination of Lease. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and if the Taking would result in the loss of either (i) access to the Premises that is, or loading dock or parking facilities serving the Premises that are, substantially equivalent to those originally provided and Landlord is unable to replace such access, loading dock or parking facilities with a substantially equivalent substitute within a reasonable period of time; or (ii) a portion of the Premises equal to 15% or more of the rentable area thereof, then Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant's intended purposes. If Tenant concludes that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless of whether the Taking will render the Premises unsuitable for Tenant's intended purposes, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

     12.2 Landlord's Repair Obligations. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Tenant's obligation to pay Basic Rent and Additional Rent for Property Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

     12.3 Tenant's Participation. Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such

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damages, awards or payments. Tenant may prove in separate Taking proceedings and may receive a separate award for damages to or Taking of Tenant's Personal Property and for moving and relocation expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

     12.4 Exclusive Taking Remedy. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law, that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this
Article 12.

                                   ARTICLE 13
                                    TRANSFERS

     13.1 Restriction on Transfers. Tenant will not cause or allow a Transfer without obtaining Landlord's prior written consent. Landlord may grant or withhold consent in Landlord's reasonable discretion. Landlord may also, at Landlord's option by notifying Tenant, recapture any portion of the Premises that would be affected by such Transfer. Tenant's request for consent to a Transfer must describe in detail the parties, terms, portion of the Premises, and other circumstances involved in the proposed Transfer. Landlord will notify Tenant of Landlord's election to consent, withhold consent and/or recapture within 30 days of Landlord's receipt of such a written request for consent to the Transfer from Tenant. In the event Landlord fails to respond to a request for consent to a Transfer within such 30-day period, Landlord will be deemed to have consented to such Transfer, provided that Tenant stated in such request that, pursuant to this Section 13.1, Landlord's failure to respond in 30 days will be deemed to be Landlord's consent to the requested Transfer. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed Transferee. No Transfer releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer (net of Tenant's reasonable, documented out-of-pocket leasing costs, rental concessions and commissions incurred in connection with the Transfer) in excess of the amounts this Lease otherwise requires Tenant to pay. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

     13.2 Costs. Tenant will pay to Landlord, as Additional Rent, all reasonable, out-of-pocket costs and expenses Landlord incurs, up to a maximum of $1,000, in connection with any Transfer, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer.

     13.3 Landlord's Consent Standards. For purposes of Section 13.1 and in addition to any other reasonable grounds for denial, Landlord's consent to a Transfer will be deemed reasonably withheld if, in Landlord's good faith judgment, any one or more of the following apply: (a) the proposed transferee does not have the financial strength to perform the Tenant's obligations under this Lease; (b) the business and operations of the proposed transferee are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) either the proposed transferee, or any Affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building; (d) the proposed transferee does not have a good business reputation; (e) the use of the Premises by the proposed transferee would, in Landlord's reasonable judgment, impact the Building or the Property in a negative manner; (f) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (g) the Transfer would require Alteration to the Building or the Property to comply with applicable Laws; (h) the transferee is a government (or agency or instrumentality thereof); or (i) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

     13.4 Transfers to Affiliates. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord's consent, assign or sublet all or a portion of this Lease or the Premises to an Affiliate if (a) Tenant notifies Landlord at least 30 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. Landlord's rights under Section 13.1 to recapture or share in any profit Tenant receives from a Transfer do not apply to any Transfer this Section 13.4 permits.

                                   ARTICLE 14
                               DEFAULTS; REMEDIES

     14.1 Events of Default. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

          14.1.1 Failure to Pay Rent. Tenant fails to pay Basic Rent, any monthly installment of Additional Rent for Property Expenses or any other Additional Rent amount as and when due and such failure is not cured within five Business Days after Landlord delivers notice to Tenant, pursuant to Section 18.1, of Tenant's failure to pay Rent when due.

          14.1.2 Failure to Perform. Tenant breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and such breach or failure is not cured within 15 days after Landlord delivers notice to Tenant, pursuant to Section 18.1, of Tenant's breach or failure; provided that if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within a 15 day period,

Tenant's breach or failure is not an Event of Default if Tenant commences to cure such breach or failure within the 15 day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed an additional 60 days after the expiration of the initial 15 day period. Notwithstanding the foregoing, Tenant is not entitled to any cure period before a breach or failure of this Lease becomes an Event of Default if either (a) the same breach or failure has previously occurred at least two times during the prior 12 months, or (b) the breach or failure cannot be cured by Tenant.

          14.1.3 Misrepresentation. The existence of any material misrepresentation or omission, of which Tenant has knowledge, in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any Guarantor in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

          14.1.4 Other Defaults. The occurrence of any one or more of the following: (a) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors; (b) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 60 days; (c) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted; (d) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets (or Tenant's assets located at the Premises) or of Tenant's interest in this Lease; or (e) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure. If a court of competent jurisdiction determines that any act described in this Section 14.1.4 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant's interest hereunder, then Landlord is entitled to receive the same amount of Additional Rent as Landlord would be entitled to receive if such a Transfer had occurred pursuant to Section 13.1.

     14.2 Remedies. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without further notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:

          14.2.1 Termination of Tenant's Possession/Re-entry and Reletting Right. Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to, but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord is not obligated to, except as necessary to comply with applicable law regarding mitigation of damages, but may relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Rent received for the current month against Tenant's Rent obligation for the next succeeding month. If the Net Rent received for any month exceeds Tenant's Rent obligation for the succeeding month, Landlord may retain the surplus.

          14.2.2 Termination of Lease. Terminate this Lease effective on the date Landlord specifies in Landlord's notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord as provided in
Article 16. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant's failure to perform, including, but not limited to, any Re-entry Costs; (c) an amount equal to the amount by which (i) the present worth, as of the effective date of the termination, of the Basic Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds (ii) the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as Landlord reasonably determines the fair market Rent); and
(d) Property Expenses, to the extent Landlord is not otherwise reimbursed for Property Expenses. For purposes of this section, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this section limits or prejudices Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

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          14.2.3 Present Worth of Rent. Recover from Tenant, and Tenant will pay to Landlord on demand, an amount equal to the sum of (a) all Rent past due (together with interest thereon at the Maximum Rate), plus (b) the then present worth, as of the date of such recovery, of the aggregate of the Rent and any other charges payable by Tenant under this Lease for the then-unexpired portion of the Term. Landlord will employ a discount rate of 8% per annum to compute present worth.

          14.2.4 Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located. All rights and remedies of Landlord under this Lease are cumulative and the exercise of any one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time.

     14.3 Costs. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

     14.4 Waiver and Release by Tenant. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing, storing or disposing of Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims arising therefrom. No such reentry is to be considered or construed as a forcible entry by Landlord.

     14.5 Landlord's Default. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord's obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord's breach or failure; provided that if Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30 day period, Landlord's breach or failure is not a default as long as Landlord

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commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure to completion.

     14.6 No Waiver. No failure by either Landlord or Tenant to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default thereof constitutes a wavier of any such breach or default. Any such waiver may be made only by a writing signed by the party providing the waiver. One or more waivers by a party is not to be construed as a wavier by that party of a subsequent breach or default of the same provision.

                                   ARTICLE 15
                        CREDITORS; ESTOPPEL CERTIFICATES

     15.1 Subordination. This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, are subject and subordinate to the lien of any Mortgage. Tenant will, on Landlord's demand, execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this section to the lien of any Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the Mortgage holder's agreement that as long as no Event of Default occurs under this Lease, the holder of the Mortgage will not disturb Tenant's rights of possession under this Lease. The lien of any existing or future Mortgage will not cover Tenant's Personal Property.

     15.2 Attornment. If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as Landlord under this Lease. The attornment to any transferee provided for in this section is expressly conditioned upon the transferee's agreement that as long as no Event of Default occurs under this Lease, the transferee will not disturb Tenant's rights of possession under this Lease.

     15.3 Mortgagee Protection Clause. Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the initial 30-day period provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 30 days within which to cure the default. If the default cannot be cured within the additional 30 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 30 day period, the holder has commenced and is diligently pursuing the cure.

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     15.4 Estoppel Certificates.

          15.4.1 Contents. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying, to the extent true and accurate: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

          15.4.2 Failure to Deliver. If Tenant does not timely deliver the statement referenced in Section 15.4.1 to Landlord, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord, (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month's Rent has been paid in advance; and (d) Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

                                   ARTICLE 16
                             SURRENDER; HOLDING OVER

          16.1 Surrender of Premises. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, Casualty (subject to Landlord's rights with respect to Tenant Damage) and Taking excepted, and will surrender all keys to the Premises to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord otherwise directs. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord so requires and so notified Tenant at the time they were approved, all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any material damage to the Premises or the Property caused by such removal. Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any Claim resulting from Tenant's failure or delay in surrendering the Premises in accordance with this section, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Landlord may remove all such abandoned property from the Premises and cause its transportation and storage in a

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public warehouse or elsewhere at the cost and for the account of Tenant, and if
Tenant fails to pay the storage charges therefor Landlord may cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Landlord will not be liable for damage, theft, misappropriation or loss of any such property or in any manner in respect thereto.

     16.2 Holding Over. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 125% of Tenant's then-existing Basic Rent (on a daily basis), for the first three months of any such holdover, and then in an amount equal to 200% of such Basic Rent (on a daily basis), plus in either case all Additional Rent as described in this Lease.

                                   ARTICLE 17
                              ADDITIONAL PROVISIONS

     17.1 Initial Improvements.

          17.1.1 Landlord's Construction Obligations. Subject to and in accordance with the provisions of this Section 17.1, Landlord will (i) at Landlord's sole cost and expense, design, construct and install the Base Building on the Land; and (ii) at Landlord's cost up to the amount of the Leasehold Improvements Allowance, and otherwise at Tenant's sole cost and expense, design, construct and install the Leasehold Improvements in and for the Building.

          17.1.2 Base Building Design Process. Tenant acknowledges that, in order to meet the Projected Commencement Date, the design and construction of the Base Building must proceed on a "fast track" basis. Prior to the Effective Date, Tenant has submitted all Design Information for the Base Building Plans. Immediately after the Effective Date, Landlord will cause its architect to prepare the Base Building Plans based on the Base Building Specifications and the submitted Design Information, provided that, notwithstanding anything set forth in this Lease to the contrary, Landlord's architect will not be obligated to include in the Base Building Plans, and Landlord will not be obligated to include in the Base Building, any items that do not comply with Laws. From and after the Effective Date until the Base Building Plans have been prepared and approved in writing by both Landlord and Tenant, the parties will cooperate and meet with each other at least weekly to review and discuss the Base Building Plans. The scope of Tenant's review of each draft of the Base Building Plans will be limited to determining that they are consistent with the Base Building Specifications and that the Design Information has been correctly interpreted. Upon review of each set of draft Base Building Plans, Tenant will promptly inform Landlord of how, if at all, such plans are inconsistent with the Base Building Specifications or how, if at all, the Design Information has been misinterpreted and how, if at all, such plans

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

must be changed in order to make them consistent with the Base Building Specifications and correctly interpret the Design Information. Landlord will cause its architect to make any required revisions such plans as quickly as possible. Except to the extent clearly and demonstrably caused by a failure of Landlord or its architect to proceed with due diligence, each day from and after July 3, 2001 until the date on which the Base Building Plans are approved in writing by both Landlord and Tenant will be a day of Tenant Delay.

          17.1.3 Base Building Construction. At such time as Base Building Plans that have been approved in writing by both Landlord and Tenant have been prepared, Landlord will cause the Base Building to be constructed or installed on the Land in a good and workmanlike manner and according to the approved Base Building Plans and all applicable Laws.

          17.1.4 Leasehold Improvements Design Process. Tenant acknowledges that, in order to meet the Projected Commencement Date, the design and construction of the Leasehold Improvements must proceed on a "fast track" basis. Prior to the Effective Date, Tenant has submitted all Design Information for the Leasehold Improvements for the West Building. Immediately after the Effective Date, Landlord will cause its architect to prepare the Leasehold Improvements Plans for the Leasehold Improvements for the West Building based on the submitted Design Information. As soon as possible after the Effective Date, Tenant will submit all Design Information for the Leasehold Improvements for the East Building and the Connector. As soon as Landlord has received sufficient Design Information, Landlord will cause its architect to prepare the Leasehold Improvements Plans for the Leasehold Improvements for the East Building and the Connector based on the submitted Design Information. From and after the Effective Date until all Leasehold Improvements Plans have been prepared and approved in writing by both Landlord and Tenant, the parties will cooperate and meet with each other at least weekly to review and discuss the Leasehold Improvements Plans. The scope of Tenant's review of each draft of the Leasehold Improvements Plans will be limited to determining that they are consistent with the Design Information and that the Design Information has been correctly interpreted. Upon review of each set of draft Leasehold Improvements Plans, Tenant will promptly inform Landlord of how, if at all, such plans are inconsistent with the Design Information or how, if at all, the Design Information has been misinterpreted and how, if at all, such plans must be changed in order to make them consistent with, and correctly interpret, the Design Information. Landlord will cause its architect to make any required revisions such plans as quickly as possible. Except to the extent clearly and demonstrably caused by a failure of Landlord or its architect to proceed with due diligence: (a) each day from and after July 16, 2001 until the date on which Leasehold Improvements Plans for the Leasehold Improvements for the West Building are approved in writing by both Landlord and Tenant will be a day of Tenant Delay; and (b) each day from and after August 1, 2001 until the date on which Leasehold Improvements Plans for the Leasehold Improvements for the East Building and the Connector are approved in writing by both Landlord and Tenant will be a day of Tenant Delay.

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          17.1.5 Tenant's Cost Proposal At such time as Leasehold Improvements
Plans that have been approved in writing by both Landlord and Tenant have been prepared, Landlord will (i) obtain at least three bids for each of the major trades that will be involved in the construction of the Leasehold Improvements, unless less than three qualified subcontractors exist for a given trade, in which case Landlord will obtain a bid from all qualified subcontractors of such trade, or unless a portion of the Leasehold Improvements will be both designed and built by a single design/build contractor, in which case Landlord will obtain the bid of such design/build contractor; (ii) using the lowest qualified bid from each of the bids so received, prepare a proposed budget for all items to be included in the Tenant's Cost ("Tenant's Cost Proposal"); and (iii) submit copies of all such bids and the Tenant's Cost Proposal to Tenant for Tenant's review and approval. Tenant, at Tenant's option, may either approve the Tenant's Cost Proposal in writing or elect to eliminate or revise one or more items of Leasehold Improvements shown on the Leasehold Improvements Plans so as to reduce the Tenant's Cost Proposal and then approve in writing the reduced Tenant's Cost Proposal (based on the revised Leasehold Improvements Plans). Landlord will apply the Leasehold Improvements Allowance to the Tenant's Cost. Tenant will be responsible for payment of any portion of the Tenant's Cost that exceeds the Leasehold Improvements Allowance. Upon Tenant's approval of the Tenant's Cost Proposal, Tenant will deposit with Landlord an amount ("Construction Deposit") equal to one-half of the amount, if any, by which the approved Tenant's Cost Proposal exceeds the Leasehold Improvements Allowance. Tenant will receive no credit or other payment for any unused portion of the Leasehold Improvements Allowance. Each day following the 5th Business Day after Tenant's receipt of the Tenant's Cost Proposal until the day on which Landlord has received Tenant's written approval of the Tenant's Cost Proposal and any required Construction Deposit will be a day of Tenant Delay. Based on the preliminary plans and specifications for the Leasehold Improvements that have been developed at the time of the parties' execution of this Lease, and with the understanding that Landlord has not submitted any of the items of work that will be performed by subcontractors to potential subcontractors for firm bid, Landlord has prepared the estimate of Tenant's Cost that is attached to this Lease as EXHIBIT "H."

          17.1.6 Construction of Leasehold Improvements; Payment of Tenant's Cost. At such time as Tenant has approved the Tenant's Cost Proposal and paid to Landlord any required Construction Deposit, Landlord will cause the Leasehold Improvements to be constructed or installed in the Building in a good and workmanlike manner and according to the Leasehold Improvements Plans and all applicable Laws. On the Commencement Date, Tenant will pay to Landlord the amount, if any, by which the Tenant's Cost exceeds the sum of (i) the Leasehold Improvements Allowance; and (ii) the Construction Deposit.

          17.1.7 Change Orders. Tenant will immediately notify Landlord if Tenant desires to make any changes to the Leasehold Improvements after Tenant has approved the Leasehold Improvements Plans. If Landlord approves the revisions, Landlord will notify Tenant of the anticipated additional or reduced cost and delay, if any, in completing the Leasehold Improvements which would be caused by such revisions. Tenant will approve or disapprove the increased cost and delay within five

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Business Days after such notice. If Tenant approves, Landlord will prepare, and
Landlord and Tenant will execute, a Change Order describing the revisions and the anticipated additional or reduced cost and delay, if any. Any delay relating to a request for revisions or a Change Order not necessitated by an error or omission made by Landlord's architect or engineers is a Tenant Delay. If the Change Order causes the cost of the Leasehold Improvements to exceed the Tenant's Cost Proposal, Landlord may require Tenant to prepay the added costs of the Change Order before performing the same.

          17.1.8 Tenant's Representatives. Tenant designates Jon Gacek or John Powell as the representatives of Tenant each having authority, acting singly, to approve the Base Building Plans, the Leasehold Improvements Plans and the Tenant's Cost Proposal, request or approve any Change Order, and to bind Tenant by signing such documents and all other notices and directions to Landlord regarding Leasehold Improvements.

          17.1.9 Punch List. Upon Substantial Completion of the Base Building and the Leasehold Improvements, Landlord and Tenant will inspect the applicable portion of the Premises and develop a Punch List. Landlord will complete (or repair, as the case may be) the items listed on the Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within 10 Business Days of Landlord's written notice to Tenant, Tenant is deemed to have accepted the Premises as delivered, subject to any Punch List items Landlord develops and Tenant's rights under Section 17.1.10.

          17.1.10 Construction Warranty. Landlord warrants the Leasehold Improvements against defective workmanship and materials for a period of one year after Substantial Completion thereof. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such one year period. Landlord has no obligation to repair or replace any item after such one year period expires. THE WARRANTY TERMS PROVIDE THE SOLE AND EXCLUSIVE RIGHT AND REMEDY OF TENANT FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, TORT, WARRANTY OR OTHER RIGHTS OR CLAIMS, WHETHER EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

     18.1 Notices. All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed delivered within four Business Days after the party sending the Notice deposits the

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

Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

     18.2 Transfer of Landlord's Interest. If Landlord Transfers (other than for collateral security purposes) its ownership interest in the Premises, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that
(a) the transferee agrees in writing to assume such obligations, and (b) the transferor delivers or credits to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains liable for all obligations which arise during the period of its ownership and entitled to the benefits of Tenant's releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

     18.3 Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

     18.4 Captions and Interpretation. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

     18.5 Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

     18.6 Entire Agreement; Amendment. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Property Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

     18.7 Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will

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

not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

     18.8 Limited Liability. Tenant will to look solely to Landlord's interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. In no event is Landlord or any Landlord Party liable to Tenant. nor is Tenant or any Tenant Party liable to Landlord, or either of them to any other person, for consequential, indirect, special or punitive damages (provided that Rent or the loss thereof will not be deemed "consequential" damages).

     18.9 Survival. All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

     18.10 Attorneys' Fees. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

     18.11 Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and each releases and agrees to indemnify the other from and against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement executed by Landlord for the Property.

     18.12 Tenant's Waiver. To the fullest extent allowable under the Laws, Tenant agrees that the Landlord Parties are not liable to Tenant or any other person for, and Tenant releases the Landlord Parties from and waives, any and all Claims resulting or arising, directly or indirectly, from (a) any existing or future breakage, defect, insufficiency, inadequacy, malfunction, interruption, failure, breakdown or similar problem in the Premises or on the Property; (b) any equipment, system or appurtenance becoming out of repair, malfunctioning or failing to function; or (c) any occurrence, event, situation, Casualty, activity, injury, emergency, condition or happening whatsoever at the Property, whether or not insured or insurable. This agreement, waiver and release applies regardless whether the Claim arises (i) from personal injury, property damage, or otherwise; (ii) from the act, omission, negligence, fault or misconduct of other tenants or occupants of the Property or any Landlord Party; and/or (iii) from an act of God, Force Majeure, or any other similar cause or reason whatsoever. Nothing in this section, however, relieves Landlord from any liability to Tenant (A) under the Warranty Terms; (B) for any Tenant's Unreleased Casualty Claims; (C) to the extent arising due to the gross negligence or willful misconduct of Landlord or any Landlord Party; or (D) with respect to any remedy of Tenant which may be specifically and expressly set forth elsewhere in this Lease.

     18.13 Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the state in which the Property is located. Any suit arising from or relating to this Lease must be brought in the county in which the Property is located or, if the suit is brought in federal court, in any federal court appropriate for suits arising in such county; Landlord and Tenant waive the right to bring suit elsewhere.

     18.14 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     18.15 Joint and Several Liability. All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

     18.16 No Accord and Satisfaction. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. No acceptance by Landlord of full or partial Rent during the continuance of any breach or default by Tenant constitutes a wavier of any such breach or default. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord's right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord's behalf.

     18.17 Tenant's Authority. If Tenant is an entity, Tenant will, within 10 days after Landlord's written request, deliver to Landlord: (a) a Certificate of Good Standing from the state of formation of Tenant, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

     18.18 Force Majeure. If Landlord or Tenant is delayed or prevented from performing any obligation under this Lease (excluding, however, the payment of money) by reason of Force Majeure, performance of such obligation will be excused for a period equal to (a) the duration of the Force Majeure event, or (b) if longer, the period of delay actually caused by the Force Majeure event.

     18.19 Financial Statements. Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, deliver to Landlord the most recently prepared and, during such time as Tenant or its Affiliate is a public company, publicly available financial statements with respect to Tenant and any Guarantor(s) or other parties obligated upon this Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and
(b) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of such financial statements.

     18.20 Quiet Enjoyment. Landlord covenants and agrees that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

     18.21 No Recording. Tenant will not record this Lease or any memorandum of this Lease.

     18.22 Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant will not, directly or indirectly, disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Property or to any other person or entity other than Tenant's employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence). Notwithstanding the foregoing, Tenant will be permitted to make any disclosures required by security Laws.

     18.23 Construction of Lease and Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease.

     Landlord and Tenant have each caused this Lease to be executed and delivered by their duly authorized representatives on the dates set forth opposite their names.

                                         LANDLORD:

Date:                                    OPUS NORTHWEST, L.L.C.,
                                         a Delaware limited liability company


 7.2.2001                                By: /s/ John M. Shaw
-----------------------                      ----------------------------------
                                         Name: JOHN M. SHAW
                                               --------------------------------
                                         Title: VICE PRESIDENT/GENERAL MANAGER
                                                -------------------------------


                                         TENANT:
                                         ADVANCED DIGITAL INFORMATION
                                         CORPORATION,
                                         a Washington corporation


6/29/2001                                By: /s/ Peter Van Oppen
-----------------------                      ----------------------------------
                                         Name: PETER VAN OPPEN
                                              ---------------------------------
                                         Title: Chairman & CEO
                                                -------------------------------

                                   EXHIBIT "A"

                                   DEFINITIONS

"Additional Rent" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"Affiliate" means, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

"Alteration" means any change, alteration, addition or improvement to the Premises or Property.

"Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"Base Building" means those portions of the West Building and the Connector, and those additional site improvements, that are specified on the Base Building Specifications.

"Base Building Plans" means construction plans and specifications for the Base Building.

"Base Building Specifications" means the preliminary specifications for the Base Building set forth under the heading "Base Building" on the attached EXHIBIT "F".

"Basic Rent" means the basic rent payable by Tenant pursuant to Section 2.1 of this Lease.

"Basic Terms" means the terms of this Lease identified as the "Basic Terms" before Article 1 of this Lease.

"Building" means that certain industrial/warehouse building on the Land that is described in the Basic Terms and that will consist of the East Building, the West Building and the Connector.

"Business Days" means any day other than Saturday, Sunday or a legal holiday in the state in which the Property is located.

"Casualty" means any physical loss, destruction or damage to property which is caused by (a) fire, windstorm, hail, lightning, vandalism, theft, explosion, collision, accident, flood, earthquake, collapse, or any other peril (including, without limitation, malfunctions

                                  EXHIBIT "A"
                                  Page 1 of 8
or failures of equipment, machinery, sprinkling devices, or air conditioning, heating or ventilation apparatus; occurrences or presence of water, snow, frost, steam, gas, sewage, sewer backup, odors, noise, hail or excessive heat or cold; broken or falling plaster, ceiling tiles, fixtures or signs; broken glass; or the bursting or leaking of pipes or plumbing fixtures); or (b) any other event, occurrence, peril or cause whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and regardless whether covered or coverable by insurance. "Casualty" does not include reasonable wear and tear to the Premises, Property or Landlord's Personal Property resulting from the uses permitted under this Lease.

"Certificate of Occupancy" means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

"Change Order" means the documentation for a change to the Base Building Plans or the Leasehold Improvements Plans which is initiated after such plans have been approved as provided in Section 17.1.

"Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under this Lease.

"Commencement Date" means the first day of the Term, which will be the Projected Commencement Date, unless the Commencement Date is extended or accelerated pursuant to Section 1.2.2.

"Commencement Date Memorandum" means the form of memorandum attached to this Lease as EXHIBIT "D."

"Common Area" means the parking area, driveways, landscaped areas and other areas of the Property outside of the Premises which Landlord may designate from time to time as common area.

"Comparable Transactions" has the meaning set forth in Section 1.3.2.

"Condemning Authority" means any person or entity with a statutory or other power of eminent domain.

"Connector" means the portion of the Building which Landlord will construct on the Land in accordance with Section 17.1 that will connect the West Building and the East Building and will contain approximately 19,550 rentable square feet.

"Construction Deposit" has the meaning set forth in Section 17.1.5.

                                  EXHIBIT "A"
                                  Page 2 of 8

"Design Information" means all information, in addition to the Base Building Specifications, necessary for the preparation of, as applicable, the Base Building Plans or the Leasehold Improvements Plans for the Leasehold Improvements in the West Building, the East Building or the Connector, as applicable.

"East Building" means the eastern portion of the Building which Landlord will construct east of the West Building on the Land in accordance with Section 17.1 and will contain approximately 64,327 rentable square feet.

"Effective Date" means the later date set forth on the signature page by Landlord or Tenant when such party executes this Lease.

"Event of Default" means the occurrence of any of the events specified in
Section 14.1 of this Lease, or the occurrence of any other event which this Lease expressly labels as an "Event of Default."

"First Renewal Term" has the meaning set forth in Section 1.3.1.

"Floor Plan" means the floor plan attached to this Lease as EXHIBIT "C."

"Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond a party's reasonable control. In no event will a lack of funds constitute a Force Majeure event.

"Guarantor" means any person or entity at any time providing a guaranty of all or any part of Tenant's obligations under this Lease.

"Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "Hazardous materials," "extremely hazardous wastes," " restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls,
(v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste. It is the intent of the parties hereto to construe the term "Hazardous Materials" in its broadest sense.

                                  EXHIBIT "A"
                                  Page 3 of 8

"Hazardous Materials Laws" means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define Hazardous Materials.

"Land" means that certain real property legally described on the attached EXHIBIT "B."

"Landlord" means only the owner or owners of the Property at the time in question.

"Landlord Parties" means Landlord, any managing agent for the Property engaged by Landlord, their Affiliates, and their respective officers, directors, partners, shareholders, members and employees.

"Landlord's Personal Property" means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property which is owned or leased by, or is otherwise under the care, custody or control of, Landlord or its agents, employees, contractors, or invitees.

"Landlord's Unreleased Casualty Claims" means any uninsured loss or deductible amount Landlord incurs as a result of any Casualty to the Premises, Property or Landlord's Personal Property which is caused by the gross negligence or willful misconduct of Tenant, up to a maximum of $25,000 (to be increased 5% per year for inflation during the Term) for any single occurrence.

"Laws" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Property Rules and Permitted Encumbrances.

"Lease" means this Industrial/Warehouse Lease Agreement, as the same may be amended or modified after the Effective Date.

"Leasehold Improvements" means all leasehold improvements and installations, in addition to the existing West Building and the Base Building portion of the East Building and the Connector, that are to be constructed or installed in the Building by Landlord for Tenant according to Section 17.1.

"Leasehold Improvements Allowance" means the amount specified in the Basic Terms to be applied to the costs of designing and installing the Leasehold Improvements in the Building pursuant to the terms of Section 17.1.

"Leasehold Improvements Plans" means construction plans and specifications for the Leasehold Improvements to be constructed or installed in the Building.

"Lease Year" means each successive period of 12 calendar months during the Term, ending on the last day of the same month (but not year, except in the case of the last Lease Year) as last month of the Term; provided that the first Lease Year will be greater

                                  EXHIBIT "A"
                                  Page 4 of 8
than 12 months by if the Commencement Date is not the first day of a month, the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

"Market Rental Rate" has the meaning set forth in Section 1.3.2.

"Maximum Rate" means interest at a rate equal to the lesser of (a) 18% per annum, or (b) the maximum interest rate permitted by law.

"Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"Net Rent" means all Rent Landlord actually receives from any reletting of all or any part of the Premises, after first deducting the Re-entry Costs and any other amounts owed by Tenant to Landlord.

"Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in this Lease.

"Permitted Encumbrances" means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property. All currently existing Permitted Encumbrances are set forth on the attached EXHIBIT "G".

"Premises" means all of the rentable area situated in the Building, as shown and designated on the Floor Plan and described in the Basic Terms.

"Projected Commencement Date" means the target date for Landlord's delivery of the Premises to Tenant, which is the Projected Commencement Date specified in the Basic Terms.

"Property" means, collectively, the Land, Building and all other improvements on the Land.

"Property Expenses" means the total amount of Property Taxes and the premiums for the insurance required or permitted to be maintained by Landlord pursuant to
Section 10.2 that become due and payable with respect to the Property during any calendar year of the Term.

"Property Rules" means those certain rules attached to this Lease as EXHIBIT "E," as Landlord may amend the same from time to time.

"Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge,

                                  EXHIBIT "A"
                                  Page 5 of 8
penalty or similar imposition imposed by any authority having the direct or indirect power to tax or assess, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year.

"Punch List" means a list of the Leasehold Improvements items which were either not properly completed or are in need of repair, which list will be prepared and agreed upon by Landlord and Tenant as provided in Section 17.1.

"Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property (including court costs and reasonable attorneys' fees); (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

"Renewal Notice" has the meaning set forth in Section 1.3.1.

"Renewal Term" has the meaning set forth in Section 1.3.1.

"Rent" means, collectively, Basic Rent and Additional Rent.

"Rent Tax" means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord's receipt of such rents

                                  EXHIBIT "A"
                                  Page 6 of 8
or other charges accruing under this Lease. The term "Rent Tax" does not include Landlord's state or federal income, franchise, estate or inheritance taxes.

"Second Renewal Term" has the meaning set forth in Section 1.3.1.

"Structural Alterations" means any Alterations involving either (a) the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, or (b) any portion of the Property outside of the interior of the Premises.

"Substantial Completion" with respect to the Premises, means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant's lawful occupancy of the Premises, then the date that the Base Building and the Leasehold Improvements are substantially completed (subject to punch list items), as confirmed in writing by Landlord's architect; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing, "Substantial Completion" means the date that all of Landlord's work which is necessary for either (a) or (b) to occur has been performed (subject to punch list items) and Landlord has made the Premises available to Tenant for the performance of Tenant's work.

"Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"Tenant" means the tenant identified in this Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in this Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

"Tenant Damage" has the meaning set forth in Section 7.2.2 of this Lease.

"Tenant Delay" means any delay caused by Tenant, including, without limitation, those Tenant Delays described in Section 17.1. Tenant Delay will not include those delays caused by the failure of Landlord, contractors or subcontractors to comply with Tenant's written instructions or approved plans. A Tenant Delay excuses Landlord's performance of any obligation related thereto for a period equal to (a) the duration of the act, occurrence or omission which constitutes the Tenant Delay, or (b) if longer, the period of delay actually caused by such Tenant Delay.

"Tenant Parties" means Tenant, its or their Affiliates, and their respective officers, directors, partners, shareholders, members and employees.

"Tenant's Cost" means the total cost of preparing the Leasehold Improvements Plans, obtaining all necessary permits for, and constructing and installing, the Leasehold Improvements in the Building, and providing any required services during construction

                                  EXHIBIT "A"
                                  Page 7 of 8
of the Leasehold Improvements (such as electricity and other utilities and refuse removal). Landlord and Tenant agree that the Tenant's Cost will include a general contractor's fee payable to Landlord in an amount equal to 6% of the costs of constructing and installing the Leasehold Improvements and a cost of general conditions in the amount set forth in the Tenant's Cost Proposal approved by Tenant according to Section 17.1.5.

"Tenant's Cost Proposal" has the meaning set forth in Section 17.1.5.

"Tenant's Personal Property" means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property which is owned or leased by, or is otherwise under the care, custody or control of, Tenant or its agents, employees, contractors, or invitees.

"Tenant's Unreleased Casualty Claims" means any uninsured loss or deductible amount Tenant incurs as a result of any Casualty to Tenant's Personal Property which is caused by the gross negligence or willful misconduct of Landlord or any Landlord Party, up to a maximum of $25,000 (to be increased 5% per year for inflation during the Term) for any single occurrence.

"Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any Renewal Term then in effect.

"Transfer" means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any right, title or interest in or created by this Lease or the Premises. The term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of control of Tenant or any Guarantor.

"West Building" means the western portion of the Building which has been constructed on the Land as of the Effective Date and contains approximately 64,327 rentable square feet.

"Warranty Terms" means, collectively, the punch list and construction warranty provisions set forth in Section 17.1.

                                  EXHIBIT "A"
                                  Page 8 of 8

                                   EXHIBIT "B"
                          LEGAL DESCRIPTION OF THE LAND

Lot 2,
COMPARK FILING NO. 2,
County of Douglas,
State of Colorado.

                                  EXHIBIT "B"
                                  Page 1 of 1

                                   EXHIBIT "C"
                                   FLOOR PLAN

                                  SEE ATTACHED






                                   EXHIBIT "C"
                                   Page 1 of 2

                                   FLOOR PLAN

                                   EXHIBIT "C"
                                   Page 2 of 2

                                   EXHIBIT "D"
                          COMMENCEMENT DATE MEMORANDUM

     THIS MEMORANDUM is made and entered into as of [_______________,____] by and between Opus Northwest, L.L.C., a Delaware limited liability company, as Landlord, and Advanced Digital Information Corporation, a Washington corporation, as Tenant.

                                    RECITALS:

     A. Landlord and Tenant are parties to a certain Industrial/Warehouse Lease Agreement dated as of [________, ____] ("Lease"), relating to certain premises ("Premises") in the building located at 8560 Upland Drive, Parker, Colorado 80134 ("Building").

     B. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

     C. Landlord and Tenant desire to confirm the Commencement Date, the date on which Tenant's obligation to pay Basic Rent commences, the size of the Premises and Building, the monthly Basic Rent installment amounts for the first Lease Year, the day and month that will be the first day of each Lease Year subsequent to the first Lease Year, the date the initial Term of the Lease expires and the notice dates and expiration dates of the First Renewal Term and the Second Renewal Term.

                                ACKNOWLEDGMENTS:

     Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

     1. The Commencement Date under the Lease is [___________].

     2. Tenant's obligation to pay Basic Rent under the Lease commences on [______________].

     3. The Premises (and the Building) contain [____________] rentable square feet.

     4. Installments of Basic Rent will be payable during the period from the day on which Tenant's obligation to pay Basic Rent commences until the end of the first Lease Year in the amount of $[____________] per month.

     5. Each Lease Year subsequent to the first Lease Year will begin on the first day of [____________].

                                  EXHIBIT "D"
                                  Page 1 of 2

     6. The initial Term of the Lease expires on [_____________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

     7. Tenant must exercise its right to the First Renewal Term, if at all, by notifying Landlord no later than [___________________], subject to the conditions and limitations set forth in the Lease.]

     8.   The First Renewal Term expires on [_________________].

     9. Tenant must exercise its right to the Second Renewal Term, if at all, by notifying Landlord no later than [___________________], subject to the conditions and limitations set forth in the Lease.]

     10.  The Second Renewal Term expires on [_________________].

     Landlord and Tenant have each caused this Memorandum to be executed and delivered by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

                                           LANDLORD:

                                           OPUS NORTHWEST, L.L.C., a Delaware
                                           limited liability company



                                           By: _________________________________

                                           Name: _______________________________

                                           Its: ________________________________



                                           TENANT:

                                           ADVANCED DIGITAL INFORMATION
                                           CORPORATION, a Washington corporation



                                           By: _________________________________

                                           Name: _______________________________

                                           Its: ________________________________

                                  EXHIBIT "D"
                                  Page 2 of 2

                                   EXHIBIT "E"
                                 PROPERTY RULES

     The following Property Rules apply to and govern Tenant's use of the Premises and Property. Capitalized terms have the meanings given in the Lease, of which these Property Rules are a part. Tenant is responsible for all Claims arising from any violation of the Property Rules by Tenant.

1. No awning or other projection may be attached to the outside walls of the Premises or Property. No curtains, blinds, shades or screens visible from the exterior of the Premises may be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord in writing.

2. No sign, lettering, picture, notice or advertisement which is visible from the exterior of the Premises or Property may be installed on or in the Premises without Landlord's prior written consent, and then only in such manner, character and style as Landlord may have approved in writing.

3. Tenant will not obstruct sidewalks, driveways, parking areas or any other Common Area in and about the Property used in common with other tenants.

4. Tenant will not create or allow obnoxious or harmful fumes, odors, smoke or other discharges which may be offensive to the other occupants of the Property or neighboring properties, or otherwise create any nuisance.

5. The Premises may not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

6. Tenant will not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices or other equipment that emit excessive sound or other waves or disturbances or which may be offensive to the other occupants of the Property, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the Property or elsewhere.

7. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping valuable items locked up and doors locked and other means of entry to the Premises closed and secured after business hours and at other times the Premises is not in use.

8. Upon termination of this Lease or of Tenant's possession, Tenant will surrender all keys of the Premises and will explain to Landlord all combination locks on safes, cabinets and vaults left within the Premises.

                                  EXHIBIT "E"
                                  Page 1 of 3

9. If Tenant installs satellite dishes, antennae or similar equipment, Tenant will first obtain Landlord's written approval, and comply with Landlord's instructions in their installation.

10. The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances may be thrown therein.

11.  Tenant will not overload any utilities serving the Premises.

12. All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. No deliveries may be made which unreasonably impede or interfere with other tenants or the operation of the Property.

13. Canvassing, soliciting, and peddling in or about the Property is prohibited and Tenant will cooperate to prevent the same.

14. Tenant will store all its trash and garbage in proper receptacles or other facilities for such purpose located in the areas designated therefor by Landlord.

15. Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

16. Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors to the Property or for the exclusive use of tenants or other occupants of the Property.

17.  Parking is prohibited (a) in areas not striped for parking; (b) in aisles;
     (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; (f) in loading areas; and (g) in such other areas as may be designated by Landlord.

18. All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

19. Landlord reserves the right to refuse parking identification devices and parking rights to Tenant or any other person who fails to comply with the Property Rules applicable to the parking areas. Any violation of such rule will subject the vehicle to removal, at such person's expense.

20. Tenant will be responsible for the observance of all of the Property Rules by Tenant (including, without limitation, all employees, agents, clients, customers, invitees and guests).

21. Landlord may, from time to time, waive any one or more of these Property Rules for the benefit of Tenant or any other tenant, but no such waiver by Landlord

                                  EXHIBIT "E"
                                  Page 2 of 3
     shall be construed as a continuing waiver of such Building Rule(s) in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Building Rule(s) against Tenant or any or all of the tenants of the Property.

22. These Property Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements and conditions of the Lease. In the event of any conflict between these Property Rules and any express term or provision otherwise set forth in the Lease, such other express term or provision of the Lease is controlling.

                                  EXHIBIT "E"
                                  Page 3 of 3

                                   EXHIBIT "F"
                          BASE BUILDING SPECIFICATIONS

                   BASE BUILDING/TENANT IMPROVEMENT GUIDELINE

                                      ADIC

                               Douglas County, CO

       Scope of Work Definition Base Building vs. Tenant Improvement Work

             ITEM                          BASE BUILDING                              TENANT IMPROVEMENTS
             ----                          -------------                              -------------------
Sitework                   a.   Provide asphalt paving, sidewalks, curb             a. No requirement.
                                and gutters per development plan and
                                Compark and Douglas County Standards.
                                Perform necessary utility relocation and
                                site work to accommodate the Link.

                           b.   Provide landscape material and irrigation           b. No requirement.
                                system per development plan and Douglas
                                County Standards. The 8 acres site will
                                accommodate approximately 305 spaces or a
                                parking ratio of 2.05:1000 rsf.

Structure                  a.   Site-cast concrete walls                            a. No requirement.

                           b.   7" thick, unforced concrete slab.                   b. No requirement.

                           c.   Clear ceiling height of 24'-0" (minimum)            c. No requirement.
                                in the East and West  Building and 28'-0"
                                (minimum) in the Link. Provide the
                                structural steel upgrades necessary for
                                Tenant HVAC equipment and the potential
                                mezzanine in the Link.

                           d.   Building shell shall meet ADA code                  d. No requirement.
                                requirements.

                           e.   Provide a connection between building 2a
                                (West) and 2b (East) of approximately
                                19,550. The exact size and configuration will be mutually determined by Landlord and Tenant.

                                  EXHIBIT "F"
                                  Page 1 of 4

Roof                              a.   Three-ply, .045 milnlimeter.  R-19.0,        a.   No requirement.
                                       insulated with a minimum of a 10 year
                                       warranty.

Dock Doors                        a.   Six (6) 48" high, 8'-6" x 9', insulated      a.   No requirement.
                                       dock doors, chain operated (five on the
                                       East, including one for trash, and one
                                       of the West).

Drive In Doors                    a.   Three (3) 12' x 14' overhead drive-in,       a.   No requirement.
                                       chain operated doors (two on the East
                                       and one on the West)

Toilet Rooms                      a.   No requirement.                              a.   Complete toilet rooms and shower
                                                                                         facilities in compliance with ADA and
                                                                                         local building codes.

Perimeter Walls                   a.   Site-cast  concrete.  Furnish and install    a.   Apply insulation/paint per Tenants
                                       all  standard  exterior  glazing  per the         space plan.
                                       plan.

Interior Partitions               a.   Furnish and install the fire shutter         a.   Construct gypsum board partitions as
                                       between the West Building and Link.               required by tenant's space plan.
                                                                                         Finish as desired.  Apply paint/wall
                                                                                         covering and base.

Ceilings                          a.   Exposed structural steel and steel joists    a.   Any upgrade from base building
                                       shall have factory gray primer                    ceiling.
                                       finish.

                                  b.   No requirement.                              b.   Furnish and install acoustical ceiling
                                                                                         grid and tile throughout office
                                                                                         and  area and toilet rooms.

                                  c.   No requirement.                              c.   Provide upgraded ceiling systems as
                                                                                         required by tenant's space plan.

Floor Sealer and Covering         a.   No requirement.                              a.   Sealer application in warehouse area.

                                  b.   No requirement.                              b.   Furnish and install floor coverings
                                                                                         for all areas.

                                  EXHIBIT "F"
                                  Page 2 of 4

Doors, Frames and Hardware        a.   Furnish and install hollow metal doors of    a.   No requirement.
                                       20-gauge steel at building exits not
                                       located  with in the glass storefront
                                       area. Two (2) pair of 3' wide x 7 high
                                       storefront doors on each of the East and
                                       West buildings and one (1) on the Link
                                       shall be  provided at the main entrance.

                                  b.   No requirement.                              b.   Furnish, install and finish doors, frames
                                                                                         and  hardware as required by tenant's
                                                                                         interior space plan.

HVAC                              a.   Install and connect Eight (8) unit           a.   Furnish and install all separate air
                                       heaters, 400 MBH for West and East                conditioning or air handling units for
                                       Buildings.                                        non-standard loads (i.e. refrigeration
                                                                                         refrigeration)

Plumbing                          a.   Underground sanitary sewer and water         a.   Connect stubbed sewer and water to
                                       stubbed to the building.                          locations provided for Tenant's
                                                                                         layout.

                                  b.   No requirement.                              b.   Furnish and install all necessary electric
                                                                                         water cooler(s) for Tenant's use of the
                                                                                         Premises.

                                  c.   No requirement.                              c.   Furnish and install convenience sinks,
                                                                                         water supply to coffee/vending areas, etc.


Fire Protection Sprinkler System  a.   Early Suppression Fast Response (ESFR)       a.   Relocate or add sprinkler for proper
                                       fire sprinkler system, 75 psi discharge.          coverage as dictated by the tenant's
                                                                                         space plan.

                                  b.   Furnish and install fire alarm system as     b.   Fire alarm provisions, if any, in
                                       required by code, including horn and              addition to code requirements.
                                       strobe devices.

Electrical                        a.   Furnish and install a complete 480 volt,     a.   Furnish and install required upsizing and
                                       3-phase, 4 wire power 1200 amps to                distribution of electrical service.
                                       Electrical Rooms in each building (total
                                       of 2,400  amps). The service will be
                                       separately metered.

                                   EXHIBIT "F"
                                   Page 3 of 4

Lighting                          a.   Provide Metal Halide fixtures in the         a.   Provide lighting throughout all areas
                                       warehouse area for convenience lighting.          sufficient to meet a standard of 75
                                                                                         foot candles or otherwise approved by
                                                                                         Tenants plan.

                                  b.   Furnish and install code required exit       b.   Furnish and install code required exit and
                                       and emergency lighting for all public             emergency lighting for all tenant areas.
                                       areas.

                                  c.   Furnish and install exterior site            c.   No requirement.
                                       lighting, including dock lighting
                                       sufficient for the contemplated docks on
                                       the East and West buildings.

Signage                           a.   No requirement.                              a.   Furnish and install identification signage
                                                                                         at tenant entrances.

                                  b.   Furnish and install exterior monument        b.   Provide Tenant's sign and installation
                                       signage for building identification.              onto monument sign.

Fire Extinguishers                a.   No requirement.                              a.   Furnish and install fire extinguishers and
                                                                                         cabinets as required by space layout.

Service Area                      a.   Provide a Compark approved trash             a.   No requirement.
                                       enclosure.

                                  b.   Truck dock apron shall consist of an         b.   No requirement
                                       approximate 60-foot concrete apron.

                                  c.   Provide parking stall striping,              c.   No requirement
                                       handicapped parking symbols, and truck
                                       dock space numbers.

                                   EXHIBIT "F"
                                   Page 4 of 4

                                   EXHIBIT "G"
                             PERMITTED ENCUMBRANCES

1. Real estate taxes and assessments for the year 2001 and subsequent years, a lien, not yet due or payable.

2. Any and all water rights or claims or title to water in, on or under the land.

3. The right of the proprietor of a vein or lode to extract or remove his ore, should the same be found to penetrate or intersect the premises thereby granted and rights of way for ditches and canals as reserved in the United States Patent recorded December 15, 1897 in Book X at Page 323, and any and all assignments thereof or interests therein.

4. The right of the proprietor of a vein or lode to extract or remove his ore, should the same be found to penetrate or intersect the premises thereby granted and rights of way for ditches and canals as reserved in the United States Patent recorded October 28, 1909 in Book X at Page 524, and any and all assignments thereof or interests therein.

5. The covenants, conditions and restrictions imposed on the property by inclusion within the Arapahoe County Airport Influence Area, as disclosed by the instrument recorded February 8, 1983 in Book 465 at Page 324.

6. Powers of the Cherry Creek Basin Authority as set forth in Article 25-8.5-111 in that instrument recorded May 6, 1988 in book 790 at Page 718.

7. The effect of the inclusion of the subject property in the E-470 Business Metropolitan District, as disclosed by the instrument recorded February 25, 1998 in Book 1515 at Page 1832.

8. Covenants, conditions and restrictions as shown on the Compark Planned Development recorded September 21, 1998 at Reception No. 9875113.

         Note: A Resolution Approving Compark PD Rezoning and Major Amendment recorded June 16, 1999 in Book 1721 at Page 1047.

9. Easements, notes, terms, conditions, provisions, agreements and obligations as shown on the plat of Compark Filing No. 2 recorded May 8, 2000 at Reception No. 200031092. The easements are more specifically described and shown on the ALTA/ACSM Land Title Survey by Carroll & Lange Inc., Job No. 2181, dated June 22, 2000 and last revised September 28, 2000.

10. Terms, conditions, provisions, agreements, and obligations specified under the Repurchase, Pre-Purchase and First Right of Offer Agreement recorded August 3, 2000 in Book 1877 at Page 1049.

                                  EXHIBIT "G"
                                  Page 1 of 2

11. Matters affecting title, if any, set forth on ALTA/ACSM Land Title Survey by Carroll & Lange, Inc., dated June 22, 2000 and last revised September 28, 2000, Job No. 2181.

12. An easement for utility lines and incidental purposes granted to Public Service Company of Colorado by the instrument recorded September 11, 2000 in Book 1893 at Page 545.

13. Deed of Trust from Opus Northwest, L.L.C., a Delaware limited liability company to the Public Trustee of Douglas County, for the benefit of Union Bank & Trust Company, a Nebraska state banking corporation, securing an original principal indebtedness of $3,504,750.00, and any other amounts and/or obligations, dated ___________________ and recorded ________________ in Book ____ at Page ____.





                                  EXHIBIT "G"
                                  Page 2 of 2

                                   EXHIBIT "H"
                             ESTIMATED TENANT'S COST


                                  SEE ATTACHED


                                   EXHIBIT "H"
                                   Page 1 of 5

--------------------------------------------------------------------------------
                       Conceptual Pricing Reconciliation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        West Building                   $       2,902,785.00
--------------------------------------------------------------------------------
        East Building                   $       1,445,237.00
--------------------------------------------------------------------------------
        Link                            $         798,341.00
                                        --------------------
--------------------------------------------------------------------------------
                                        $       5,146,363.00
--------------------------------------------------------------------------------
        (less) TI Allowance             $      (2,300,000.00
--------------------------------------------------------------------------------
        Estimated Tenant Cost           $       2,846,363.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------